Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statements on Form S-3 of Ondas Holdings Inc. (the “Registration Statement”) of our report dated May 10, 2021 relating to the financial statements of American Robotics, Inc. as of and for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

October 22, 2021